UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report April 27, 2006
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-690	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 7.01	Regulation FD Disclosure

YORK WATER COMPANY FILES FOR RATE INCREASE

York, Pennsylvania, April 27, 2006: The York Water Company (NASDAQ:YORW) on April 27, 2006 asked the Pennsylvania Public Utility Commission for a general increase in rates.

Jeffrey S. Osman, President and CEO, said the Company is asking for a $4,549,731 or a 16% increase in revenues.

Osman stated, "This increase is necessary because of the Company's over $34 million investment in capital improvement projects during 2005 and 2006, which will allow the Company to continue to meet the water needs of our customers."

The York Water Company serves approximately 161,000 people in 34 municipalities in York County.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

Date: April 27, 2006	By:	/s/ Kathleen M. Miller
Kathleen M. Miller
Chief Financial Officer